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                                                                     EXHIBIT 1.2

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                             SUNHAWK.COM CORPORATION

                                       AND

                      COLEMAN AND COMPANY SECURITIES, INC.



                                 -------------



                                REPRESENTATIVE'S
                                WARRANT AGREEMENT














                          Dated as of August [__], 1999










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                  This REPRESENTATIVE'S WARRANT AGREEMENT has been made and
entered into as of August [__], 1999, by and between SUNHAWK.COM CORPORATION, a Delaware corporation (the "Company"), and COLEMAN AND COMPANY SECURITIES, INC., a Delaware corporation (the "Representative").


                              W I T N E S S E T H:

                  WHEREAS, the Company proposes to issue to the Representative, or at the direction of the Representative, to any co-managing underwriter, warrants (the "Warrants") to purchase up to an aggregate of 120,000 shares of common stock, $.0001 par value per share, of the Company (the "Common Stock");

                  WHEREAS, the Representative has agreed pursuant to the Underwriting Agreement (the "Underwriting Agreement") dated as of August [__], 1999, by and between the Company and the Representative, to act as the Representative of the underwriters named in Schedule I thereto (the "Underwriters") in connection with the Company's proposed public offering (the "Offering") of 1,200,000 shares of Common Stock at an initial public offering price of $[_______] per share of Common Stock; and

                  WHEREAS, the Warrants to be issued pursuant to this Agreement will be issued on the Closing Date (as such term is defined in the Underwriting Agreement) by the Company to the Representative, or its designees, in consideration for, and as part of the Representative's compensation in connection with, the Representative acting as such pursuant to the terms of the Underwriting Agreement;

                  NOW, THEREFORE, in consideration of the premises hereof, the payment by the Representative to the Company of an aggregate of $120, the agreements herein set forth and other good and valuable consideration, hereby acknowledged, the parties hereto agree as follows:


                  1. Grant. The Representative and, at the direction of the Representative, any co-managing underwriter of the Offering, are hereby granted the right to purchase, at any time from [___________], 2001, until 5:30 P.M., New York time, on [___________], 2004 (the "Expiration Date"), up to an aggregate of 120,000 shares of Common Stock (the "Shares" or "Warrant Securities") (subject to adjustment as provided in Section 8 hereof) at the initial Exercise Price (as hereinafter defined) (subject to the terms and conditions of this Agreement). Except as set forth herein, the Shares issuable upon exercise of the Warrants will be in all respects identical to the shares of Common Stock being purchased by the Representative for resale to the public pursuant to the terms and provisions of the Underwriting Agreement. Any Warrant that is not exercised on or prior to the Expiration Date shall be void and all rights hereunder shall cease.

                  2. Warrant Certificates. The warrant certificates (the "Warrant Certificates") delivered and to be delivered pursuant to this Agreement shall be in the form set forth in Exhibit A attached hereto and made a part hereof, with such appropriate insertions, omissions, substitutions and other variations as required or permitted by this Agreement.

                  3.       Exercise of Warrant.

                  3.1 Method of Exercise. The Warrants are exercisable at the Exercise Price payable by certified or official bank check in New York Clearing House funds. Upon surrender of a Warrant Certificate with a duly executed Election to Purchase (in the form of Annex A to the Warrant Certificate), together with payment at the Company's principal offices (presently located at 223 Taylor Avenue North, Suite 200, Seattle, Washington 98109) of the aggregate Exercise Price of the Warrants being exercised, the registered holder of a Warrant Certificate ("Holder" or "Holders") shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased. The purchase rights represented by each Warrant Certificate are exercisable at the option of the Holder thereof, in whole or in part (but not as to fractional shares of the Common Stock underlying the Warrants). In the case of the purchase of less than all the shares of Common Stock purchasable under any Warrant Certificate, the Company shall cancel said Warrant Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate of like tenor for the balance of the Warrants exercisable thereunder.





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                  3.2      Exercise by Surrender of Warrants. In addition to the
method of payment set forth in Section 3.1 and in lieu of any cash payment required thereunder, Holders shall have the right, at any time, and from time to time, to exercise the Warrants in full or in part by surrendering Warrant Certificates representing a certain number of additional Warrants as payment of the aggregate Exercise Price for the shares of Common Stock being acquired upon exercise of the Warrants. The Warrants are exercisable pursuant to this Section
3.2 by surrender of the Warrant Certificate with a duly executed Election to Purchase (in the form of Annex B to the Warrant Certificate) and surrender of a certain number of Warrants in addition to those being exercised. The number of additional Warrants to be surrendered in payment of the aggregate Exercise Price for the Warrants being exercised shall be determined by multiplying the number of Warrants to be exercised by the Exercise Price, and then dividing the product thereof by an amount equal to the Market Price (as defined below). Solely for the purposes of this Section 3.2, Market Price shall be calculated either (i) on the date which the Election to Purchase (in the form of Annex B to the Warrant Certificate) is deemed to have been sent to the Company pursuant to Section 13 hereof ("Notice Date") or (ii) as the average of the Market Prices for each of the five trading days preceding the Notice Date, whichever of (i) or (ii) is greater.

                  3.3 Definition of Market Price. As used herein, the phrase "Market Price" at any date shall be deemed to be the last reported sale price, or, in case no such reported sale takes place on such day, the average of the last reported bid prices for the last three trading days, in either case as officially reported by the Nasdaq SmallCap Market or the principal securities exchange on which the Common Stock is listed or admitted to trading or by the Nasdaq National Market (collectively, "NASDAQ"), or, if the Common Stock is not quoted by the Nasdaq SmallCap Market listed or admitted to trading on any national securities exchange or quoted by NASDAQ, the average closing bid price as furnished by the NASD or similar organization, or if the Common Stock is not quoted on the Nasdaq SmallCap Market, as determined in good faith by resolution of the Board of Directors of the Company, based on the best information available to it.

                  4. Issuance of Certificates. Upon the exercise of the Warrants, the issuance of certificates for the total number of whole shares of Common Stock for which such Warrants were exercised shall be made promptly (and in any event within five business days thereafter) without charge to the Holder thereof including, without limitation, any stock transfer or similar tax which may be payable with respect to the issuance thereof, and such certificates shall (subject to the provisions of Sections 5 and 7 hereof) be issued in the name of, or in such names as may be directed by, the Holder thereof; provided, however, that the Company shall not be required to pay any tax which may be payable with respect to any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder, and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

                  The Warrant Certificates and the certificates representing the Shares underlying the Warrants shall be executed on behalf of the Company by the manual or facsimile signature of the then present Chairman of the Board of Directors or President of the Company under its corporate seal reproduced thereon and by the then present Treasurer or Secretary of the Company. Warrant Certificates shall be dated the date of execution by the Company upon initial issuance, division, exchange, substitution or transfer. Certificates representing the shares of Common Stock issuable upon exercise of the Warrants shall be dated the date on which the Company receives the Election to Purchase, Warrant Certificate and payment of the Exercise Price.

                  5. Restriction on Transfer of Warrants. The Warrants may not be sold, transferred, assigned, hypothecated or otherwise disposed of, in whole or in part, except that the Warrants may be (i) assigned in whole or part to any officer or partner of the Representative or any member of the underwriting group and (ii) transferred by operation of law as a result of the death or divorce of any transferee to whom the Warrants may have been transferred. Any assignment shall be effected by a duly executed assignment in the form of Annex C to the Warrant Certificate.





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                  6.       Exercise Price.

                  6.1 Initial and Adjusted Exercise Price. The initial exercise price of each Warrant shall be $[________] per share of Common Stock. The adjusted exercise price shall be the price which shall result from time to time from any and all adjustments of the initial exercise price in accordance with the provisions of Section 8 hereof.

                  6.2 Exercise Price. The term "Exercise Price" herein shall mean the initial exercise price or the adjusted exercise price, as the case may be.

                  7.       Registration Rights.

                  7.1 Piggyback Registration. If, at any time commencing after [___________], 2001 and expiring five years thereafter, the Company proposes to register any of its securities under the Securities Act of 1933, as amended (the "Securities Act") (other than pursuant to a Form S-4, Form S-8 or any other successor form of limited purpose), it will give written notice by registered mail at least 30 days prior to the filing of each such registration statement, to the Representative and to all other Holders of Warrants and Warrant Securities of its intention to do so. If the Representative or other Holders of Warrants and Warrant Securities notify the Company within 20 business days after receipt of any such notice of its or their desire to include any of their respective Warrant Securities in such proposed registration statement, the Company shall afford the Representative and such Holders of Warrants and Warrant Securities the opportunity to have any such Warrant Securities registered under such registration statement, provided, however, that if the managing underwriter advises the Company in writing that the inclusion of all Warrant Securities that Holders have proposed be included in such registration statement would interfere with the successful marketing of the securities proposed to be registered by the Company, then the securities to be included in such registration statement shall be included in the following order:

                           (a) first, the securities proposed to be included in
                  such registration by the Company or, if such registration is for securities of specified security holders of the Company, by such holders;

                           (b) second, the Warrant Securities held by the
                  Holders requested to be included in such registration; and

                           (c) third, all other holders of Common Stock entitled
                  to be included in such registration statement (pro rata among the holders requesting such registration based upon the number of shares of Common Stock requested by each such holder to be registered).

                  Notwithstanding the provisions of this Section 7.1, the Company shall have the right at any time after it shall have given written notice pursuant to this Section 7.1 (irrespective of whether a written request for inclusion of any such Warrant Securities shall have been made) to elect not to file any such proposed registration statement or to withdraw the same after the filing but prior to the effective date thereof.

                  7.2      Demand Registration.

                  (a) At any time commencing on [___________], 2001 and expiring three years thereafter (which date is the fifth anniversary of the effective date of the Registration Statement on Form SB-2 (File No. 333-80849)) (or such earlier time as the Warrant Securities are eligible for sale under Rule 144(k), the Holders of the Warrants and/or Warrant Securities representing at least 26% of such securities (assuming the exercise of all of the Warrants) shall have the right (which right is in addition to the registration rights under Section 7.1 hereof), exercisable by written notice to the Company, on one occasion only to request to have the Company prepare and file with the Securities and Exchange Commission (the "Commission"), a registration statement and such other documents, including a prospectus, as may be necessary in the opinion of counsel for the Company and, if either the Representative or a majority of the Holders electing to participate in the registration requested pursuant to this Section 7.2(a) have retained counsel in connection with such registration, counsel for each of the Representative and a majority of the Holders electing to participate in such registration, in order to comply with the provisions of the





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Securities Act, so as to permit a public offering and sale of their respective
Warrant Securities for nine consecutive months by such Holders and any other Holders of the Warrants and/or Warrant Securities who notify the Company of their decision to join within 15 days after receiving notice from the Company pursuant to Section 7.2(b).

                  (b) The Company covenants and agrees to give written notice of any registration request under this Section 7.2 by any Holder or Holders to all other registered Holders of Warrants and Warrant Securities within ten days from the date of the receipt of any such registration request.

                  (c)      In addition to the registration rights under Section
7.1 and Section 7.2(a), at any time commencing after [_______________], 2001 and expiring five years thereafter (or such earlier time as the Warrant Securities are eligible for sale under Rule 144(k)), any Holder(s) of Warrants and/or Warrant Securities shall have the right, exercisable by written request to the Company, to require the Company to prepare and file, with the Commission a registration statement and such other documents, including a prospectus, as may be necessary in the opinion of counsel for the Company and, if either the Representative or a majority of the Holders electing to participate in the registration requested pursuant to this Section 7.2(c) have retained counsel in connection with such registration, counsel for each of the Representative and the majority of the Holders electing to participate in such registration, so as to permit a public offering and sale for nine consecutive months by any such Holder(s) of their respective Warrant Securities, provided, however, that (i) a minimum of 26% of the Warrant Securities issuable upon exercise of the Warrants issued on the date hereof must be registered under such registration statement, and (ii) the provisions of Section 7.3(b) hereof shall not apply to any such registration request and all reasonable costs, fees and expenses in connection therewith, including, without limitation, registration fees, legal and accounting fees, printing fees, blue sky fees and expenses, that have been approved in advance by a majority of the Holders participating in such registration, shall be at the expense of the Holder or Holders making such request.

                  (d) Notwithstanding the provisions of Sections 7.2(a) and 7.2(c), if the Company shall not have filed a registration statement relating to the Warrant Securities within the time period specified in Section 7.3(a) hereof, the Company shall have the obligation, upon the written notice of election of at least 26% of the Holders of the Warrants and/or Warrant Securities, to repurchase (i) any and all Warrant Securities held by such persons at the higher of the Market Price per share of Common Stock on (x) the date of the notice sent pursuant to Section 7.2(a) or (y) the expiration of the period specified in Section 7.3(a) and (ii) any and all Warrants at such Market Price less the Exercise Price of such Warrant. Such repurchase shall be in immediately available funds and shall close within two days after the later of
(i) the expiration of the period specified in Section 7.3(a) or (ii) the delivery of the written notice of election specified in this Section 7.2(d).

                  (e) Notwithstanding the provisions of Sections 7.2(a) and (c), if at any time during which the Company is obligated to maintain the effectiveness of a registration statement pursuant to such Sections 7.2(a) and
(c), the Company's Board of Directors, after the consultation with counsel to the Company (which counsel shall be experienced in securities matters) has determined in good faith that the filing of such registration statement or the compliance by the Company with its disclosure obligations thereunder would require the disclosure of material information which the Company has a bona fide business purpose for preserving as confidential, then the Company may delay the filing or the effectiveness of such registration statement (if not then filed or effective, as appropriate) and shall not be required to maintain the effectiveness thereof for a period expiring upon the earlier to occur of (i) the date on which such information is disclosed to the public or ceases to be material or the Company is so able to comply with its disclosure obligations or
(ii) 30 days after the Company's Board of Directors makes such good faith determination. There shall not be more than one such delay period with respect to any registration pursuant to Section 7.2(a) or (c). Notice of any such delay period and of the termination thereof will be promptly delivered by the Company to each Holder and shall be maintained in confidence by each such Holder.

                  7.3 Covenants of the Company with Respect to Registration. In connection with any registration under Section 7.1 or 7.2 hereof, the Company covenants and agrees as follows:

                  (a) The Company shall use its best efforts to file a registration statement, as soon as practicable, but in any event within 60 days of receipt of any demand therefor, shall use its best efforts to have any registration statement declared effective at the earliest possible time and shall furnish each Holder desiring to sell





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Warrant Securities such number of prospectuses as shall reasonably be requested;
provided, however, that the Company shall not be obligated to effect such registration under the Securities Act except in accordance with the following provisions:

                           (i) the Company shall not be obligated to use its
                  best efforts to file and cause to become effective any registration statement for a period of up to 90 days if at the time of such request any other registration statement pursuant to which shares of Common Stock of the Company are to be or were sold has been filed with the Commission and not withdrawn or has been declared effective within the prior 60 days; and

                           (ii) the Company may delay the filing or
                  effectiveness of the registration statement for a period of up to 90 days after the date of a request for registration if at the time of such request the Company is engaged in a firm commitment underwritten public offering of Common Stock in which the Holders may include their Warrant Securities pursuant to Section 7.1 hereof.

                  (b) The Company shall pay all costs, fees and expenses in connection with all registration statements filed pursuant to Sections 7.1 and 7.2(a) hereof (excluding fees and expenses of the Representative's and Holders' counsel and accountants and any underwriting or selling commissions) including, without limitation, the Company's legal and accounting fees, printing expenses, blue sky fees and expenses. The Holder(s) whose Warrant Securities are the subject of a Registration Statement filed pursuant to Section 7.2(c) will pay all reasonable costs, fees and expenses in connection therewith, including, without limitation, registration fees, legal and accounting fees, printing fees, blue sky fees and expenses that have been approved in advance by a majority of the Holders participating in such registration. If the Company shall fail to comply with the provisions of Section 7.3(a) hereof, the Company shall, in addition to any other equitable or other relief available to such Holders, extend the Expiration Date by such number of days as shall equal the delay caused by the Company's failure and be liable for any or all incidental, special and consequential damages sustained by such Holders.

                  (c) The Company will take all necessary action which may be required in qualifying or registering the Warrant Securities included in a registration statement for offering and sale under the securities or blue sky laws of such states as reasonably are requested by the Holder(s), provided, that, the Company shall not be obligated to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process or to taxation in any jurisdiction where it is not then so subject.

                  (d) The Company shall furnish without charge to each Holder of Warrant Securities, promptly after filing thereof with the Commission, at least one copy of the registration statement filed pursuant to Section 7.1 or
7.2 (a "Registration Statement") and each amendment thereto or each amendment or supplement to the prospectus included therein (the "Prospectus") including all financial statements and schedules, documents incorporated by reference therein and if the Holder so requests in writing, all exhibits thereto.

                  (e) The Company shall take such action as may be reasonably necessary so that (i) the Registration Statement and any amendment thereto and any Prospectus forming a part thereof and any supplement or amendment thereto complies in all material respects with the Securities Act and the rules and regulations thereunder, (ii) the Registration Statement and any amendment thereto (in either case, other than with respect to written information furnished to the Company by or on behalf of any Holder specifically for inclusion therein) does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make any statement therein not misleading and (iii) the Prospectus and any supplement thereto (in either case, other than with respect to such information from Holders), does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (f) The Company shall promptly advise the Holders of Warrant Securities registered under the Registration Statement (which advice pursuant to clauses (ii) - (iv) shall be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made) and, if requested by such persons, shall confirm such advice in writing:





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                           (i) when the Registration Statement and any amendment
                  thereto has been filed with the Commission and when the Registration Statement or any post-effective amendment thereto has become effective;

                           (ii) of any request by the Commission for amendments
                  to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto;

                           (iii) of the issuance by the Commission of any stop
                  order suspending the effectiveness of the Registration Statement or of the suspension by any state securities commission of the qualification of the Warrant Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes; and

                           (iv) of the happening of any event that requires the
                  making of any changes in the Prospectus so that, as of such date, the Prospectus does not contain an untrue statement of a material fact and does not omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (g) If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Warrant Securities under state securities or Blue Sky laws, the Company shall use its reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

                  (h) The Company shall, during the period the Company is obligated to maintain the effectiveness of a Registration Statement under
Section 7.2 hereof, deliver to each Holder of Warrant Securities included under the Registration Statement, without charge, such reasonable number of copies of the Prospectus (including each preliminary prospectus) included in the Registration Statement and any amendment or supplement thereto as such Holder may reasonably request to facilitate the public sale or other disposition of the Warrant Securities by the selling Holder.

                  (i) The Company shall cooperate with the Holders and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Warrant Securities to be sold under the Registration Statement, free of any restrictive legends and in such denominations and registered in such names as the Holders or the underwriter(s), if any, may reasonably request in connection with the sales of Warrant Securities pursuant to the Registration Statement.

                  (j)      Upon the occurrence of any event contemplated by
Section 7.3(f)(ii) - (iv) hereof or any request by the Commission for any amendments to the Registration Statement or for additional information relating thereto or the happening of any event that requires the making of any changes in the Registration Statement, the Company shall file (and use its reasonable best efforts to have declared effective as soon as possible) a post-effective amendment to the Registration Statement or an amendment or supplement to the Prospectus or file any other required document so that, as thereafter delivered to the purchasers of Warrant Securities registered under the Registration Statement, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading. Each Holder of Warrant Securities registered under the Registration Statement agrees by acquisition of such Warrant Securities that, upon receipt of any notice from the Company of the existence of any fact of the kind described in Section 7.3(f)(ii) - (iv) hereof, such Holder will forthwith discontinue disposition of Warrant Securities pursuant to the Registration Statement until such Holder receives copies of the supplemented or amended Prospectus contemplated by this
Section 7.3(j), or until such Holder is advised in writing by the Company that the use of the Prospectus may be resumed, and such Holder has received copies of any additional or supplemental filings which are incorporated by reference in the Prospectus. If so directed by the Company, each Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Warrant Securities current at the time of receipt of such notice.





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                  (k)      Nothing contained in this Agreement shall be
construed as requiring the Holders to exercise their Warrants prior to the initial filing of any registration statement or the effectiveness thereof.

                  (l) The Company shall not permit the inclusion of any securities other than Warrant Securities to be included in any Registration Statement filed pursuant to Section 7.2(a) or 7.2(c) hereof without the prior written consent of the Holders representing a majority of the Holders then requesting registration under such Section 7.2(a) or Section 7.2(c), respectively.

                  (m) The Company shall furnish to each Holder participating in the offering and to each underwriter, if any, a signed counterpart, addressed to such Holder or underwriter, of (i) an opinion of counsel to the Company, dated the effective date of such Registration Statement (and, if such registration includes an underwritten public offering, an opinion dated the date of the closing under the underwriting agreement), and (ii) if and to the extent permitted by Statement of Auditing Standards No. 72, a "cold comfort" letter dated the effective date of such Registration Statement (and, if such registration includes an underwritten public offering, a letter dated the date of the closing under the underwriting agreement) signed by the independent public accountants who have issued a report on the Company's financial statements included in such Registration Statement, in each case covering substantially the same matters with respect to such Registration Statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities.

                  (n) The Company shall as soon as practicable after the effective date of the Registration Statement, and in any event within 15 months thereafter, make "generally available to its security holders" (within the meaning of Rule 158 under the Securities Act) an earnings statement (which need not be audited) complying with Section 11(a) of the Securities Act and covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement.

                  (o) The Company shall deliver promptly to each Holder participating in the offering upon request, and to the managing underwriters, if any, copies of all correspondence between the Commission and the Company, its counsel or accountants and all memoranda relating to discussions with the Commission or its staff with respect to the Registration Statement and shall permit each Holder and such underwriters to do such investigation, upon reasonable advance notice, with respect to information contained in or omitted from the Registration Statement as it deems reasonably necessary to comply with applicable securities laws or rules of the NASD. Such investigation shall include access to books, records and properties and opportunities to discuss the business of the Company with its officers and independent accountants, all to such reasonable extent and at such reasonable times and as often as any Holder or underwriter shall reasonably request.

                  (p) With respect to the registration of Warrant Securities pursuant to Section 7.2 to be sold to an underwriter for reoffering to the public, the Company shall negotiate in good faith with respect to entering into an underwriting agreement with the managing underwriters selected for such underwriting by Holders holding a majority of the Warrant Securities requested to be included in such underwriting, which may include the Representative. Such agreement shall be satisfactory in form and substance to the Company, each Holder and such managing underwriter and shall contain such representations, warranties and covenants by the Company and such other terms as are customarily contained in agreements of that type used by the managing underwriter. The Holders shall be parties to any underwriting agreement relating to an underwritten sale of their Warrant Securities and may, at their option, require that any or all the representations, warranties and covenants of the Company to or for the benefit of such underwriters shall also be made to and for the benefit of such Holders. Such Holders shall not be required to make any representations or warranties to or agreements with the Company except as they may relate to such Holders and their intended methods of distribution and shall not be requested by the Company to provide indemnification except as provided in
Section 7.3(s) hereof.

                  (q) In addition to Warrant Securities, and except as otherwise provided in Section 7.3(l) hereof, upon the written request therefor by any Holders, the Company shall include in the Registration Statement





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

any other securities of the Company held by such Holders as of the date of filing of such Registration Statement, including, without limitation, restricted shares of Common Stock, options, warrants or securities convertible into shares of Common Stock and shall not be requested by the Company to provide indemnification except as provided in Section 7.3(s) hereof.

                  (r) For purposes of this Agreement, wherever a specified percent of Holders is required to take action, such percentage shall be calculated: (i) assuming the immediate exercise of all of the outstanding Warrants for Common Stock and (ii) excluding the shares of Common Stock then issued or issuable pursuant to Warrants that (x) are held by the Company, an affiliate or officer thereof or any of their respective affiliates, members of their family or persons acting as their nominees or in conjunction therewith or
(y) have been resold to the public pursuant to a Registration Statement filed with the Commission under the Securities Act.

                  (s)      Indemnification and Contribution.

                  (1) The Company agrees to indemnify and hold harmless each Holder (for purposes of this Section 7.3(s), "Holder" shall include the officers, directors, partners, employees and agents, and each person, if any, who controls any Holder ("controlling person") within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, from and against any and all losses, claims, damages, expenses or liabilities, joint or several (and actions, proceedings, suits and litigation in respect thereof), whatsoever, as the same are incurred, to which such Holder or any such controlling person may become subject, under the Securities Act, the Exchange Act or any other statute or at common law or otherwise insofar as such losses, claims, damages, expenses or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any preliminary Prospectus or Prospectus (as from time to time amended and supplemented) or arise out of or are based upon the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein (with respect to any preliminary Prospectus or Prospectus, in the light of the circumstances under which they were made), not misleading; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, or any preliminary Prospectus or Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Holder specifically for inclusion therein and provided, further, that the Company shall not be liable to any such Holder under the indemnity agreement in this subsection (1): (i) with respect to any preliminary Prospectus or Prospectus (if such Prospectus has then been amended or supplemented) to the extent that any such loss, liability, claim, damage or expense of such Holder arises out of a sale of Warrant Securities by such Holder to a person to whom (a) there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus (or of the Prospectus as then amended or supplemented) if the Company has previously furnished copies thereof to such Holder a reasonable time in advance or (b) prior to written confirmation of such sale, such Holder received notice from the Company pursuant to Section 7.3(j) to discontinue disposition pursuant to such Prospectus and, in either case, the loss, liability, claim, damage or expense of such Holder results from an untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in the preliminary Prospectus (or the Prospectus) which was corrected in the Prospectus (or the Prospectus as amended or supplemented) or (ii) to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon any action or failure to act by such Holder that is found in a final judicial determination (or a settlement tantamount thereto) to constitute bad faith, willful misconduct or gross negligence on the part of such Holder. The indemnity agreement in this subsection (1) shall be in addition to any liability which the Company may have at common law or otherwise, to the extent not inconsistent therewith.

                  The Company also agrees to indemnify or contribute to losses of any underwriters of Warrant Securities registered under the Registration Statement, their officers and directors and each person, if any, who controls any such underwriter (within the meaning of the Securities Act) on substantially the same basis as that of the indemnification of the Holders provided in this
Section 7.3(s)(1) and shall, if requested by Holders holding a majority of the Warrant Securities sought to be registered pursuant to Section 7.2 hereof, enter into an underwriting agreement reflecting such agreement, as provided in Section 7.3(p) hereof.

                  (2) Each Holder agrees to indemnify and hold harmless the Company, each of its directors, each of its officers and each other person, if any, who controls the Company within the meaning of the Securities Act, to the same extent as the foregoing indemnity from the Company to the Holders, but only with respect to (i) statements or omissions, if any, made in conformity with information relating to such Holder furnished in writing by such Holder specifically for use in the Registration Statement, or any preliminary Prospectus or the Prospectus or any amendment thereof or supplement thereto, and
(ii) any breach of such Holder's representations, covenants or agreements set forth herein; provided, however, that the obligation to indemnify will be individual to each Holder and will be limited to the amount of net proceeds received by such Holder from the sale of Warrant Securities pursuant to the Registration Statement.

                  (3) Promptly after receipt by an indemnified party under this Section 7.3(s) of notice of the commencement of any action, suit or proceeding, such indemnified party shall, if a claim in respect thereof is to be made against one or more indemnifying parties under this Section 7.3(s), notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure to notify an indemnifying party shall not relieve it from any liability which it may have under Sections 7.3(s)(1) or (2) unless and to the extent that it has been prejudiced in a material respect by such failure or from the forfeiture of substantial rights and defenses). In case any such action, suit or proceeding is brought against any indemnified party, and it notifies an indemnifying party or parties of the commencement thereof, the indemnifying party or parties will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party, which may be the same counsel as counsel to the indemnifying party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying parties in connection with the defense of such action at the expense of the indemnifying party, (ii) the indemnifying parties shall not have employed counsel reasonably satisfactory to such indemnified party to take charge of the defense of such action within a reasonable time after notice of commencement of the action or (iii) such indemnified party or parties shall have reasonably concluded, after consultation with counsel to such indemnified party or parties, that a conflict of interest exists which makes representation by counsel chosen by the indemnifying party not advisable (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses of one additional counsel shall be borne by the indemnifying parties. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. Anything in this Section 7.3(s) to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent.

                  (4) In order to provide for just and equitable contribution in any case in which (i) an indemnified party makes claim for indemnification pursuant to this Section 7.3(s), but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that the express provisions of this Section 7.3(s) provide for indemnification in such case, or (ii) contribution under the Securities Act may be required, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid as a result of such losses, claims, damages, expenses or liabilities (or actions, suits, proceedings or litigation in respect thereof) in such proportion as is appropriate to reflect the relative fault of each of the contributing parties, on the one hand, and the party to be indemnified, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages, expenses or liabilities, as well as any other relevant equitable considerations. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by a Holder, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, expenses or liabilities (or actions, suits, proceedings or litigation in respect thereof) referred to above in this subsection (4) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing or defending any such action, claim, suit, proceeding or litigation. Notwithstanding the provisions of this subsection (4), no Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Warrant Securities sold by such indemnifying party and distributed to the public were offered to the public exceeds the amount of any damages that such indemnifying party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 12(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7.3(s), each person, if any, who controls the Company within the meaning of the Securities Act, each executive officer of the Company and each director of the Company shall have the same rights to contribution as the Company, subject in each case to this subsection (4). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit, proceeding or litigation against such party in respect to which a claim for contribution may be made against another party or parties under this subsection (4), notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have hereunder or otherwise than under this subsection (4), or to the extent that such party or parties were not adversely affected by such omission. The contribution agreement set forth above shall be in addition to any liabilities which any indemnifying party may have at common law or otherwise.

                  (t)      Notwithstanding the foregoing provisions of this
Section 7.3, no registration rights shall be extended pursuant to this Section 7 with respect to any Warrant Securities (i) which have been sold pursuant to and in accordance with an effective Registration Statement, (ii) sold in accordance with Rule 144 under the Securities Act or (iii) eligible for sale under Rule 144(k) under the Securities Act.

                  8.       Adjustments.

                  8.1 Adjustments of Number of Shares. The number of shares of Common Stock that the holder of any Warrants shall be entitled to receive upon each exercise thereof shall be determined by multiplying:

                  (a) the number of shares of Common Stock that would otherwise (but for the provisions of this Section 8) be issuable upon such exercise, as designated by the holder hereof pursuant to Section 4; by

                  (b) a fraction of which the numerator is $____ and the denominator is the Exercise Price in effect on the date of such exercise;

provided, however that no adjustment pursuant to this Section 8 shall occur as a result of (i) shares of Common Stock issued pursuant to the Underwriting Agreement, (ii) shares of Common Stock issued upon the exercise of other Warrants or (iii) shares of Common Stock issued upon the exercise of outstanding options and warrants granted prior to the date hereof and which are described in the Registration Statement (collectively, the "Excluded Issuances").

                  8.2      Adjustment of Exercise Price.

                  8.2.1 Initial Exercise Price. The Exercise Price, which will initially be 120% of the public offering price with respect to the Offering, shall be adjusted and readjusted from time to time as provided in this
Section 8 and, as so adjusted or readjusted, shall remain in effect until a further adjustment or readjustment thereof is required by this Section 8; provided, however, that there shall be no adjustment of the Exercise Price due to Excluded Issuances.

                  8.2.2 Issuance of Additional Shares of Common Stock. In case the Company, at any time or from time to time after the date on which the Registration Statement becomes effective under the Securities Act (the "Effective Date"), shall issue or sell Additional Shares of Common Stock (as defined below), including Additional Shares of Common Stock deemed to be issued pursuant to Section 8.3 or Section 8.4, without consideration or for a consideration per share less than either the Exercise Price or the Fair Market Value (as defined below) of the shares of Common Stock outstanding immediately prior to such issue or sale, then, and in each such case, the Exercise

Price shall be reduced, subject to Section 8.9, concurrently with such issue or sale, to a price (calculated to the nearest cent) determined by multiplying such Exercise Price by a fraction of which

                  (a) the numerator shall be (i) the number of shares of Common Stock outstanding immediately prior to such issue or sale plus (ii) the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of Additional Shares of Common Stock so issued or sold would purchase at the lesser of such Exercise Price or Fair Market Value immediately prior to such issue or sale, and

                  (b) the denominator shall be the number of shares of Common Stock outstanding immediately after such issue or sale.

For the purposes of this Section 8.2.2, (x) immediately after any Additional Shares of Common Stock shall be deemed to be issued pursuant to Section 8.3 or
Section 8.4, such Additional Shares of Common Stock shall be deemed to be outstanding, and (y) treasury shares shall not be deemed to be outstanding. "Additional Shares of Common Stock" shall mean all shares (including treasury shares) of Common Stock issued or sold (or pursuant to Sections 8.3 or 8.4, deemed to be issued) by the Company after the Effective Date, whether or not subsequently reacquired or retired by the Company, other than shares of Common Stock issued upon the exercise of the Warrants. "Fair Market Value," with respect to shares of Common Stock outstanding at any time shall be determined as follows:

                  (a) If a public market exists for the Common Stock, the Fair Market Value of the Common Stock shall be (i) the closing price of the Common Stock on the Business Day (as defined below) prior to such issuance on the principal national securities exchange on which the Common Stock is at the time traded or, if none, the Nasdaq Stock Market ("Nasdaq") or (ii) if there is not such a sale on such day or if Common Stock is not at that time traded on the Nasdaq or on a national securities exchange, the average of the lowest closing bid and highest closing asked prices on such day as reported by the National Association of Securities Dealers (or any successor organization); or

                  (b) If a public market for the Common Stock does not exist, the Fair Market Value of the Common Stock shall be determined in good faith by the Board of Directors promptly after the issuance of any Additional Shares of Common Stock or the occurrence of any other event or the existence of any other circumstance as a result of which the Fair Market Value of the Common Stock would be required for any provision of this agreement, and the Company shall promptly deliver to each Holder a certificate of the Secretary of the Company setting forth the amount of the Fair Market Value of the Common Stock and certifying that the amount was determined by the Board of Directors of the Company. If any Holder disagrees with the Fair Market Value set forth in that certificate, such Holder may, together with any other Holders who so disagree, engage an independent investment bank or firm of independent public accountants to act as appraiser, the expense of which shall be borne by such Holder or Holders, to determine the Fair Market Value of the Common Stock, and such Holder shall deliver such appraisal to the Company within 30 days after the date of delivery of the certificate referenced to above. Within five days after delivery to the Company of such appraisal, the appraiser engaged by the Holder and a person designated by the Board (the expense of which shall be borne by the Company) shall meet in order to resolve any questions or differences with respect to the Fair Market Value of the Common Stock. If such persons agree on a Fair Market Value of the Common Stock, such Fair Market Value shall be the Fair Market Value. If no such agreement is reached, the Fair Market Value shall be determined within ten days after such meeting by an appraiser who shall be selected by the appraiser engaged by the Holder and the person designated by the Board (or, if they do not agree on an appraiser within ten days, another independent investment bank or firm of independent public accountants to act as appraiser selected by the American Arbitration Association), the expense of which shall be shared equally by such Holder or Holders, on the one hand, and the Company, on the other hand, and the determination of that third appraiser shall be conclusive and binding on both the Company and the Holder. In determining the Fair Market Value of any share of Common Stock, all Warrants shall be treated as if they had been exercised for the number of shares of Common Stock issuable upon their exercise, and the Fair Market Value of any

         Warrants shall be equal to the Fair Market Value of the Shares of Common Stock issuable upon the exercise of such Warrants less the exercise price of such Warrants.

                  8.2.3 Dividends and Distributions. In case the Company at any time or from time to time after the Effective Date shall declare, order, pay or make a dividend or other distribution on Common Stock (including, without limitation, any distribution of stock or other securities, property or options by way of dividend, spin-off, reclassification, corporate rearrangement, or any redemption or acquisition of stock or options or other securities), then, and in each such case, the Exercise Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of any class of securities entitled to receive such dividend or other distribution shall be reduced, subject to Section 8.9, effective as of the close of business on such record date, to a price (calculated to the nearest cent) determined by multiplying such Exercise Price by a fraction of which

                  (a) the numerator shall be the Exercise Price in effect immediately prior to the close of business on such record date minus the value of such dividends or other distributions (as determined in good faith by the Board of Directors of the Company) applicable to one share of Common Stock, and

                  (b) the denominator shall be such Exercise Price in effect immediately prior to the close of business on such record date;

provided, however, that no such reduction shall be made pursuant to this Section
8.2.3 for a dividend payable in Additional Shares of Common Stock or in Options (as defined below) for Common Stock, or a dividend payable in cash or other property and declared out of the earned surplus (i.e., retained earnings, when and if the Company has any) of the Company (excluding any portion thereof resulting from a revaluation of property). For purposes of the foregoing, a dividend payable other than in cash shall be considered payable out of earned surplus only to the extent that such earned surplus is charged an amount equal to the fair value of such dividend at the time of declaration as determined in good faith by the Board of Directors of the Company. "Options" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Additional Shares of Common Stock or Convertible Securities. "Convertible Securities" shall mean any shares (other than Common Stock), evidences of indebtedness or other securities directly or indirectly convertible into or exchangeable for Additional Shares of Common Stock.

                  8.3 Treatment of Options and Convertible Securities. In case the Company, at any time or from time to time after the Effective Date shall issue, sell, grant or assume, or fix a record date for the determination of holders of any class of securities entitled to receive, any Options or Convertible Securities, then, and in each such case, the maximum number of Additional Shares of Common Stock issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities shall be deemed to be issued for purposes of Section 8.2.2 as of the time of such issue, sale, grant or assumption, or, in case such a record date shall have been fixed, as of the close of business on such record date; provided, however, that such Additional Shares of Common Stock shall not be deemed to be issued if the consideration per share of such shares, as determined pursuant to Section 8.5, would be equal to or greater than the greater of the Exercise Price or the Fair Market Value of the shares of Common Stock on the Business Day on which such Additional Shares of Common Stock shall be deemed to be issued; and provided further, however, that in each such case in which Additional Shares of Common Stock would have been deemed to be issued,

                  (a) no further Additional Shares of Common Stock shall be deemed to be issued upon the subsequent issue or sale of Common Stock or any other securities of the Company pursuant to the exercise of such Options or the conversion or exchange of such Convertible Securities;

                  (b) if such Options or Convertible Securities by their terms shall provide in any manner for any increase in the consideration payable to the Company, or decrease in the number of Additional Shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Exercise Price computed upon the original issue, sale, grant or assumption of such Options or Convertible Securities (or upon the fixing of the record date with respect thereto), and any subsequent adjustments in such Exercise Price, shall, upon any such increase in consideration or decrease in the number of Additional Shares of Common Stock issuable becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options, or the rights of conversion or exchange under such Convertible Securities, as are outstanding at the time such increase or decrease becomes effective;

                  (c) upon the expiration of any such Options or of the rights of conversion or exchange under any such Convertible Securities which shall not have been exercised, or upon purchase by the Company and cancellation or retirement of any such Options which shall not have been exercised or of any such Convertible Securities the rights of conversion or exchange under which shall not have been exercised, the Exercise Price computed upon the original issue, sale, grant or assumption of such Options or Convertible Securities (or upon the fixing of the record date with respect thereto), and any subsequent adjustments in such Exercise Price, shall, upon such expiration, cancellation or retirement, be recomputed as if:


                           (i) in the case of Options for Common Stock or of
                  Convertible Securities, the only Additional Shares of Common Stock issued or sold were the Additional Shares of Common Stock, if any, actually issued or sold upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received thereupon was

                                    (A) in the case of Options, an amount equal
                           to (x) the consideration actually received by the Company for the issue, sale, grant or assumption of all such Options, plus (y) the consideration actually received by the Company upon exercise of any such Options, minus (z) the consideration paid by the Company for any purchase of such Options which were not exercised; or

                                    (B) in the case of Convertible Securities,
                           an amount equal to (x) the consideration actually received by the Company for the issue, sale, grant or assumption of all such Convertible Securities (unless theretofore taken into account pursuant to clause
                           (ii) below) which were actually converted or exchanged, plus (y) the consideration actually received by the Company upon such conversion or exchange, minus (z) the consideration paid by the Company for any purchase of such Convertible Securities the rights of conversion or exchange under which were not exercised; and

                           (ii) in the case of Options for Convertible
                  Securities, only the Convertible Securities, if any, actually issued or sold upon the exercise of such Options were issued at the time of the issue, sale, grant or assumption of such Options, and the consideration received by the Company for the Additional Shares of Common Stock deemed to have then been issued was an amount equal to (x) the consideration actually received by the Company for the issue, sale or grant of all such Options, plus (y) the consideration deemed to be received by the Company (pursuant to Section 8.5) upon the issue or sale of the Convertible Securities with respect to which such Options were actually exercised, minus (z) the consideration paid by the Company for any purchase of such Options that were not exercised; and

                  (d) no readjustment pursuant to subdivision (b) or (c) above shall have the effect of increasing the Exercise Price by an amount in excess of the amount of the adjustment thereof originally made pursuant to the issue, sale, grant or assumption of such Options or Convertible Securities.

         "Business Day" shall mean any day of the year which is not a Saturday, Sunday or a day on which banks are required or authorized to close in the State of New York.

                  8.4 Treatment of Stock Dividends, Stock Splits, etc. In case the Company at any time or from time to time after the Effective Date shall fix a record date for the determination of holders of any class of securities entitled to receive any dividend or other distribution on any class of stock of the Company payable in Common Stock, or shall otherwise effect any subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock, then, and in each such case, Additional Shares of Common Stock shall be deemed to be issued (a) in the case of any such dividend or other distribution, immediately after the close of business on such record date, or
(b) in the case of any such subdivision, at the close of business on the day immediately prior to the day upon which such corporate action shall have become effective.

                  8.5 Computation of Consideration. For the purposes of this Section 8:

                  (a) The consideration for any Additional Shares of Common Stock actually issued or sold or for the issue, sale, grant or assumption of any Options or Convertible Securities, irrespective of the accounting treatment of such consideration, shall

                           (i) insofar as it consists of cash, be computed as
                  the amount of cash actually received by the Company, without deducting any expenses paid or incurred by the Company, or any commissions or compensation paid or concessions or discounts allowed by the Company to underwriters, dealers or others performing similar services in connection with any such issue or sale;

                           (ii) insofar as it consists of consideration
                  (including securities as defined in the Securities Act) other than cash, be computed as the market value thereof at the time of any such issue, sale, grant or assumption as determined in good faith by the Board of Directors of the Company (which determination shall be evidenced in a certificate delivered promptly to each Holder and which determination shall be subject to the procedures for disagreement as provided in item
                  (b) of the definition of "Fair Market Value" in Section 8.2.2); and

                           (iii) insofar as Additional Shares of Common Stock
                  are issued or sold, Options or Convertible Securities are issued, sold, granted or assumed together with other stock or securities or other assets of the Company for a consideration that covers both, be the proportion of such consideration (computed as provided in clauses (i) and (ii) above) allocable to such Additional Shares of Common Stock or Convertible Securities as determined in good faith by the Board of Directors of the Company (which determination shall be evidenced in a certificate delivered promptly to each Holder and which determination shall be subject to the procedures for disagreement as provided in item (b) of the definition of "Fair Market Value" in Section 8.2.2).

                  (b) The following shall be deemed to be issued without consideration: (i) all Additional Shares of Common Stock, Options or Convertible Securities issued in payment of any dividend or other distribution on any class of stock of the Company; and (ii) all Additional Shares of Common Stock issued to effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock otherwise than by payment of a dividend in Common Stock. Additional Shares of Common Stock, Options or Convertible Securities issued to directors, management, employees and related parties shall be deemed to be issued (i) without consideration if not issued for cash or property and (ii) for less than either the Exercise Price or the Fair Market Value to the extent that any cash or the fair value of property, as determined in good faith by the Board of Directors, received for such securities is less than either the Exercise Price or the Fair Market Value of such securities.

                  (c) Additional Shares of Common Stock deemed to have been issued for consideration pursuant to Section 8.3 shall be deemed to have been issued for a consideration per share determined by dividing

                           (i) the total amount, if any, actually received by
                  the Company as consideration for the issue, sale, grant or assumption of the Options or Convertible Securities in question, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of all such Options or the conversion or exchange of all such Convertible Securities or, in the case of Options for Convertible Securities, the exercise of all such Options for Convertible Securities and the conversion or exchange of all such Convertible Securities, in each instance computing such consideration as provided in the foregoing subdivision (a), by

                           (ii) the maximum number of shares of Common Stock (as
                  set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities or, in the case of Options for Convertible Securities, the exercise of such Options and the conversion or exchange of such Convertible Securities.

                  8.6 Adjustments for Combinations, etc. In case the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Exercise Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be increased proportionately.

                  8.7 Merger or Consolidation. In the event of (i) any reclassification (including, without limitation, a reclassification effected by means of an exchange or tender offer by the Company or any Subsidiary) or change of outstanding Common Stock (other than a change relating to par value, or as a result of a subdivision or combination), (ii) any consolidation, merger or combination of the Company with another corporation as a result of which holders of Common Stock shall be entitled to receive securities or other assets (including cash) with respect to or in exchange for Common Stock or (iii) any sale or conveyance of the assets of the Company as, or substantially as, an entirety to any other corporation as a result of which holders of Common Stock shall be entitled to receive securities or other assets (including cash) with respect to or in exchange for Common Stock, then the Company or the successor or purchasing corporation, as the case may be, shall execute and deliver to the Holder upon surrender of the Warrant Certificate held by such Holder a supplemental warrant agreement providing that the holder of each Warrant then outstanding or to be outstanding shall have the right thereafter (until the expiration of such Warrant) to receive, upon full exercise of such Warrant, the kind and amount of shares of stock and/or other securities and/or property receivable upon such consolidation or merger, by a holder of the number of shares of Common Stock for which such Warrant might have been exercised immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance. Such supplemental warrant agreement shall provide for adjustments which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 8. The above provision of this subsection shall similarly apply to successive events of the type described in this Section 8.7.

                  8.8 Dilution in Case of Other Securities. In case any Other Securities (as defined below) shall be issued or sold, or shall become subject to issue or sale upon the conversion or exchange of any Common Stock or Other Securities of the Company (or any issuer of Other Securities or any other person referred to in Section 8.7), or shall become subject to subscription, purchase or other acquisition pursuant to any Options issued, sold, granted or assumed by the Company (or any such other issuer or person) for a consideration that dilutes, in accordance with the standards established in the other provisions of this Section 8 or otherwise, the purchase rights granted by the Warrants, then, and in each such case, the computations, adjustments and readjustments provided for in this Section 8 with respect to the Exercise Price shall be made and applied as nearly as possible in the manner so provided, to determine the amount of Other Securities that the Holder of such Warrants shall be entitled to receive upon the exercise of such Warrants, in order to protect such Holder against such dilution of purchase rights. "Other Securities" shall mean any stock (other than Common Stock) of the Company or of any other person that the Holders of the Warrants at any time shall be entitled to receive, or shall have received, upon the exercise of the Warrants, in lieu of or in addition to Common Stock, or that at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to this Section 8 or otherwise.

                  8.9 Minimum Adjustment of Exercise Price. If the amount of any adjustment of the Exercise Price required pursuant to this Section 8 would be less than $0.01, such amount shall be carried forward, and adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment that, together with such amount and any other amount or amounts so carried forward, shall aggregate at least $0.01.

                  8.10 Certificate of Adjustment. After each adjustment of the Exercise Price or the amount of Warrant Securities purchasable upon exercise of Warrants pursuant to this Section 8, the Company will promptly prepare a certificate signed by the Chairman, President, Treasurer or Secretary of the Company setting forth: (i) the Exercise Price, as so adjusted; (ii) the amount of Warrant Securities purchasable upon exercise of each Warrant after such adjustment; and (iii) a brief statement of the facts accounting for such adjustment. The Company will promptly file such certificate with its records and cause a brief summary thereof to be sent by ordinary first class mail to each Holder at such Holder's last address as it shall appear on the registry books of the Company.

                  8.11 Validity of Warrant Certificate. Notwithstanding any adjustments or changes in the Exercise Price or the amount of Warrant Securities purchasable upon exercise of Warrants, Warrant Certificates theretofore and thereafter issued shall continue to express the Exercise Price per share and the amount of Warrant Securities purchasable thereunder as of the date such Warrant Certificates were originally issued; provided, the Holders shall be entitled to exercise Warrants represented by such Warrant Certificates after giving effect to each such adjustment and change, and such Warrant Certificate shall be deemed to incorporate each such adjustment and change as if new Warrant Certificates reflecting each such adjustment and change had been issued to the Holders.

                  8.12 No Dilution or Impairment. The Company shall not, by amendment of its certificate of incorporation or bylaws or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue, sale, grant or assumption of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this agreement or the Warrants, but will at all times, whether or not requested to do so, in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holders of the Warrants against dilution or other impairment. Without limiting the generality of the foregoing, the Company take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Shares upon the exercise of all Warrants from time to time outstanding.

                  9. Exchange and Replacement of Warrant Certificates. Each Warrant Certificate is exchangeable, without expense, upon the surrender thereof by the Holder at the principal executive office of the Company, for a new Warrant Certificate of like tenor and date representing in the aggregate the right to purchase the same number of Warrant Securities in such denominations as shall be designated by the Holder thereof at the time of such surrender.

                  Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of such Warrant Certificates, if mutilated, the Company will make and deliver a new Warrant Certificate of like tenor in lieu thereof.

                  10. Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of shares of Common Stock upon the exercise of the Warrants to purchase Common Stock, nor shall it be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of shares of Common Stock or other securities, properties or rights.

                  11. Reservation and Listing of Securities. The Company shall at all times reserve and keep available out of its authorized capital stock, solely for the purpose of issuance upon the exercise of the Warrants, such number of shares of Common Stock or other securities, property or rights as shall be issuable upon exercise thereof. The Company covenants and agrees that, upon exercise of the Warrants and payment of the Exercise Price therefor, all shares of Common Stock and other securities issued by the Company upon such exercise shall be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any security holder of the Company. As long as the Warrants shall be outstanding, the Company shall use its reasonable best efforts to cause the Common Stock issuable upon the exercise of the Warrants to be listed (subject to official notice of issuance) on all securities exchanges on which the Common Stock may then be listed and/or quoted by NASDAQ if the Common Stock issued to the public is so quoted.

                  12. Notices to Holders. Nothing contained in this Agreement shall be construed as conferring upon the Holders the right to receive dividends or to vote or to consent or to receive notice as a stockholder with respect to any meetings of stockholders for the election of directors or any other matter or as having any rights whatsoever as a stockholder of the Company. If, however, at any time prior to the expiration of the Warrants and their exercise, any of the following events shall occur:

                           (a) the Company shall set a record date for the
                  purpose of entitling holders of shares of Common Stock to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company;

                           (b) the Company shall offer to all the holders of
                  shares of Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor; or

                           (c) a dissolution, liquidation or winding up of the
                  Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed;

then, in any one or more of said events, the Company shall give written notice of such event to each Holder at least 15 days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution or offer, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with any of the events described in this Section 12.

                  13.      Notices.

                  All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made and sent when delivered, or mailed by registered or certified mail, return receipt requested:

                           (a) If to a Holder, to the address of such Holder as
                  shown on the books of the Company; or

                           (b) If to the Company, to the address set forth in
                  Section 3 hereof or to such other address as the Company may designate by notice to the Holders.

                  14. Supplements and Amendments. The Company and the Underwriters may from time to time supplement or amend this Agreement without the approval of any Holders (other than the Representative) in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Representative may deem necessary or desirable and which the Company and the Representative deem shall not adversely affect the interests of the Holders in any material respect.

                  15. Successors. All the covenants and provisions of this Agreement shall be binding upon and inure to the benefit of the Company, the Holders and their respective successors and assigns hereunder.

                  16. Termination. This Agreement shall terminate at the close of business on August [_], 2006. Notwithstanding the foregoing, the indemnification provisions of Section 7 shall survive such termination until the close of business on August [_], 2011.

                  17. GOVERNING LAW; SUBMISSION TO JURISDICTION. THIS AGREEMENT AND EACH WARRANT CERTIFICATES ISSUED HEREUNDER SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE WITHOUT GIVING EFFECT TO THE RULES OF SAID STATE GOVERNING THE CONFLICT OF LAWS.

                  The Company, the Representative and the Holders hereby agree that any action, proceeding or claim against it arising out of, or relating in any way to, this Agreement shall be brought and enforced in the courts of the State of New York or of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company, the Representative and the Holders hereby irrevocably waive any objection to such exclusive jurisdiction or inconvenient forum and also hereby irrevocably waive any right or claim to trial by jury in connection with any such action, proceeding or claim. Any such process or summons to be served upon any of the Company, the Representative and the Holders (at the option of the party bringing such action, proceeding or claim) may be served by transmitting a copy thereof, by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in
Section 13 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the party so served in any action, proceeding or claim. The Company, the Representative and the Holders agree that the prevailing party(ies) in any such action or proceeding shall be entitled to recover from the other party(ies) all of its/their reasonable legal costs and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.

                  17. Entire Agreement; Modification. This Agreement (including the Underwriting Agreement to the extent portions thereof are referred to herein) contains the entire understanding between the parties hereto with respect to the subject matter hereof. Except as set forth in Section 14 hereof, this Agreement may not be modified or amended except by a writing duly signed by the Company, Holders of Warrants or Warrant Securities representing a majority of the shares of Common Stock issuable or issued hereunder and the party against whom enforcement of the modification or amendment is sought.

                  18. Severability. If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement.

                  19. Captions. The caption headings of the Sections of this Agreement are for convenience of reference only, and are not intended, nor should they be construed as, a part of this Agreement and shall be given no substantive effect.

                  20. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any person, corporation or entity other than the Company, the Representative and any other Holders of Warrants and/or Warrant Securities any legal or equitable right, remedy or claim under this Agreement; and this Agreement shall be for the sole and exclusive benefit of the Company and the Representative and any other Holders of Warrants and/or Warrant Securities.

                  21. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original and such counterparts shall together constitute but one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.



                                       SUNHAWK.COM CORPORATION



                                       By:______________________________________
                                       Name:
                                       Title:


Attest:



_____________________________________
Name:
Title:



                                       COLEMAN AND COMPANY SECURITIES, INC.



                                       By:______________________________________
                                       Name:
                                       Title:

                                                                       EXHIBIT A



                           FORM OF WARRANT CERTIFICATE


  THE TRANSFER OR EXCHANGE OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE IS
    RESTRICTED IN ACCORDANCE WITH THE WARRANT AGREEMENT REFERRED TO HEREIN.
     EXERCISABLE ON OR BEFORE 5:30 P.M., NEW YORK TIME, [____________], 2004



No. W-                                                       __________ Warrants



                               WARRANT CERTIFICATE

                  This Warrant Certificate certifies that _________________, or registered assigns, is the registered holder of _______ Warrants to purchase initially, at any time from [_______________], 2001 until 5:30 p.m. New York time on [_______________], 2004 (the "Expiration Date"), up to __________ fully paid and nonassessable shares of Common Stock, no par value (the "Common Stock"), of Sunhawk.com Corporation (the "Company"), at the initial exercise price, subject to adjustment in certain events (the "Exercise Price"), of $[__________] per share upon surrender of this Warrant Certificate and payment of the Exercise Price, at an office or agency of the Company, but subject to the conditions set forth herein and in the Representative's Warrant Agreement dated as of [______________], 1999 by and between the Company and Coleman and Company Securities, Inc. (the "Warrant Agreement"). Payment of the Exercise Price, shall be made by certified or official bank check in New York Clearing House funds payable to the order of the Company and by surrender of this Warrant Certificate.

                  No Warrant may be exercised after 5:30 p.m., New York time, on the Expiration Date, at which time all Warrants evidenced hereby, unless exercised prior thereto, shall thereafter be void.

                  The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued pursuant to the Warrant Agreement, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants.

                  The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price and the amount the type and/or number of the Company's securities issuable hereunder may, subject to certain conditions, be adjusted. Subject to Section 8.6 of the Warrant Agreement, in such event, the Company will, at the request of the holder, issue a new Warrant Certificate evidencing the adjustment in the Exercise Price and the number and/or type of securities issuable upon the exercise of the Warrants; provided, however, that the failure of the Company to issue such new Warrant Certificates shall not in any way change, alter or otherwise impair the rights of the holder as set forth in the Warrant Agreement.

                  Upon due presentment for registration of transfer of this Warrant Certificate at an office or agency of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided herein and in the Warrant Agreement, without any charge except for any tax or other governmental charge imposed in connection with such transfer.

                  Upon the exercise of less than all of the Warrants evidenced by this Warrant Certificate, the Company shall forthwith issue to the holder hereof a new Warrant Certificate representing such number of unexercised Warrants.

                  The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

                  All terms used in this Warrant Certificate which are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.

                  IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate seal.

Dated as of _______________________, _______



                                       SUNHAWK.COM CORPORATION



[SEAL]                                 By:______________________________________
                                       Name:
                                       Title:


Attest:



_________________________________________
Name:
Title:

                                                                         ANNEX A
                                                          TO WARRANT CERTIFICATE




              FORM OF ELECTION TO PURCHASE PURSUANT TO SECTION 3.1

                The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase ______________________ shares of Common Stock and herewith tenders in payment for such securities a certified or official bank check payable in New York Clearing House Funds to the order of ___________________________________ in the amount of $________________, all in accordance with the terms of Section 3 of the Representative's Warrant Agreement dated as of ____________, 1999 by and between Sunhawk.com Corporation and Coleman and Company Securities, Inc. The undersigned requests that a certificate for such securities be registered in the name of _________________________________________ whose address is
____________________________________________________________________________and
that such certificate be delivered to ________________ whose address is
________________________________________.





Dated:_________________          Signature______________________________________
                                 (Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate)


                                 _______________________________________________
                                 (Insert Social Security or Other Identifying
                                 Number of Holder)

                                                                         ANNEX B
                                                          TO WARRANT CERTIFICATE



              FORM OF ELECTION TO PURCHASE PURSUANT TO SECTION 3.2

                The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase ______________ shares of Common Stock all in accordance with the terms of Section 3.2 of the Representative's Warrant Agreement dated as of __________, 1999 by and between Sunhawk.com Corporation and Coleman and Company Securities, Inc. The undersigned requests that a certificate for such securities be registered in the name of _______________________ whose address is _____________________________ and that such certificate be delivered to _____________________________ whose address is
____________________________________________________________________.





Dated:_________________          Signature______________________________________
                                 (Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate)


                                 _______________________________________________
                                 (Insert Social Security or Other Identifying
                                 Number of Holder)

                                                                         ANNEX C
                                                          TO WARRANT CERTIFICATE



                               FORM OF ASSIGNMENT


             (To be executed by the registered holder if such holder
                  desires to transfer the Warrant Certificate.)


                  FOR VALUE RECEIVED _______________________________ hereby
sells, assigns and transfers unto ______________________________________________
________________________________________________________________________________
                  (Please print name and address of transferee) the within Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _____________________________ Attorney to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.





Dated:_________________          Signature______________________________________
                                 (Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate)


                                 _______________________________________________
                                 (Insert Social Security or Other Identifying
                                 Number of Holder)